ChatChing, Inc.

Investment Letter

This Investment Letter, dated as of February 6, 2013, is by and between ChatChing, Inc., a Florida corporation (the "Company") and Michael Lamont (the "Investor").

A. Investment.

1. Investor hereby represents and warrants to, and covenants with, the Company that, as of the date hereof, the Investor:

    (i) agrees to, and does hereby, acquire 29,047,619 shares of common stock, no par value, of the Company (the "Stock") at a price per share of $.00000125 for the aggregate consideration of $36.31 (the "Purchase Price").

    (ii) agrees to loan the Company $150,000 on the terms and conditions of the promissory note made by the Company in favor of the Investor (the "Note" and together with the Stock, the "Securities") attached hereto as Exhibit A.

    (iii) represents that the Securities are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof and the Investor will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and

    (iv) represents that he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

2. The Investor further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

3. The Investor further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions are substantially set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

4. The Company represents and warrants to Investor that upon the Company's receipt of the Purchase Price, the Stock Investor is acquiring therefore shall be validly issued, fully paid and nonassessable.

5. A portion of the funds from the investors loan to the company will be designated to complete development plans and specifications related to the website functionality of

businesses, charitable entities and the ability to provide ChatChing with emails referral lists in excess of 1 million addresses as agreed to in email communications. Two times the quoted cost of implementing this feature set will be reserved until this functionality is complete.

B Accredited Investor.

The Investor shall check the appropriate line below in order that the Company may determine if the Investor is an Accredited Investor.

For Individuals only:

(i) The Investor is an individual who either (1) has a net worth or, together with his spouse, a joint net worth (i.e., in total assets in excess of total liabilities) in excess of $1,000,000 ___*my*___

IMPORTANT NOTE: VALUE OF HOME EXCLUDED AS ASSET; HOME MORTGAGE UP TO FAIR VALUE OF HOME EXCLUDED AS LIABILITY.

Section 413(a) of the Dodd-Frank Act does not define the term "value," nor does it address the treatment of mortgage and other indebtedness secured by the residence for purposes of the net worth calculation. As required by Section 413(a) of the Dodd-Frank Act, the Commission will issue amendments to its rules to conform them to the adjustment to the accredited investor net worth standard made by the Act. However, Section 413(a) provides that the adjustment is effective upon enactment of the Act. When determining net worth for purposes of Securities Act Rules 215 and 501(a)(5), the value of the person's primary residence must be excluded. Pending implementation of the changes to the Commission's rules required by the Act, the related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded. Indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the investor's net worth.

(ii) The Investor is an individual who has had in each of the two most recent years, and reasonably expects to have during the current year an individual income in excess of $200,000, or a joint income with spouse in excess of $300,000. __________

NOTE: For purposes of determining (i) above, an individual may no longer include the equity in such individual's home in calculating his or her net worth for the purpose of the definition of Accredited Investor. The Investor shall initial after this sentence to confirm that he has not included the value of the equity in his home in calculating his net worth if the Investor has checked (i) above. INITIALS: ___*my*___

NOTE: For purposes of determining (ii) above, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax return) increased by the following amounts: (1) any deduction for a portion of long term capital gains (Code Section 1202); (2) any deduction for depletion (Section 611 *et seq.* of the Code); (3) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and (4) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040).

C Board Representation.

1. The Company hereby confirms and agrees that, immediately following the acquisition of the Securities, you shall be entitled to, at your election from time to time, a seat on the Company's board of directors and the Company shall take all such actions as are necessary or prudent to obtain for you such seat as you shall from time to time elect, including the arrangement of all required meetings or consents of the shareholders of the Company.

2. The Company hereby further agrees, in addition to any right you may have under the Company's bylaws or charter, to indemnify you to the fullest extent of applicable law, including the advancement of expenses from time to time to the maximum extent permitted by applicable law, in connection with your service from time to time as a member of the Company's board of directors whether or not at the time of any claim or other action you are currently a director of the Company. Nothing herein however shall require the Company to purchase D & O insurance unless such insurance is purchased for all members of the Board.

D Preemptive Rights.

1. The Company shall not offer or sell any New Securities of the Company unless in connection with such offer or sale, the Company shall offer Investor the right to participate to the extent necessary to allow Investor to retain a pro rata proportion of the Stock of the Company of no less than 3.63% of the issued and outstanding stock of the Company. So long as the issuance of New Securities does not reduce Investor's interest below such percentage, this provision shall not be applicable. Any attempt to offer or sell any New Securities, or any rights therein, in violation of the preceding sentence shall be null and void ab initio.
2. As used herein, the term "New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

[*signature page follows*]

SIGNATURE

Name of Subscriber -Please Print: michael Lamont

Name of Subscriber -Please Sign: [signature]

Subscriber's Address:

445 Greenwich street

NY NY 10013

Subscriber's E-Mail Address: michaellamont1@gmail.com

Subscriber's Telephone Number: 917 821 8843

A check in the amount of $36.31 is enclosed.

Check made payable to: **Chatching, Inc.**

Agreed And Accepted:

ChatChing, Inc.

[signature]

Steven L. Pfirman, President

STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of February 6, 2013, by and between Michael Lamont ("Optionee") and ChatChing Inc. ("Grantor").

RECITALS

WHEREAS, Grantor desires to grant to Optionee and Optionee desires to obtain an option (the "Option") to acquire from Grantor 20,952,381 shares (the "Shares") of Common Stock of the Grantor, if and only upon the Optionee loaning Grantor the sum of $75,000 (the "Loan"), all upon the terms and conditions set forth herein, and

WHEREAS, the parties hereto desire to document their understanding regarding the Option to purchase the Shares subject to the Loan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of and Consideration for Option. Grantor hereby grants to Optionee the Option to acquire the Shares from Grantor at a price of $.00000125 for aggregate consideration of $26.19 and in connection therewith execute an Investment Letter similar in form and substance to the attached investment letter.

2. Exercise of Option and Option Price of Shares. The Option can only be exercised upon the Optionee loaning the sum of $75,000 with simple interest of .25% per annum, all principal and interest due December 31, 2015 and in connection therewith receive the promissory note of Grantor similar in form and substance to the attached Promissory Note.

All payments and loan proceeds must be made by cash or check to the Grantor, or as otherwise agreed between Grantor and Optionee.

The option shall expire 10 days after the first date the Grantor's website enrolls 10,000 consulting members.

3. Method of Exercise. The Option shall be exercisable by a written notice signed by an authorized representative of Optionee.

4. No Assignability of Option. The Option may not be assigned by Optionee.

5. Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part thereof.

6. Miscellaneous.

a. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

b. Counterparts. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

c. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid.

d. Additional Documents. At any time and from time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

e. Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of New York, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

OPTIONEE:

____
Michael Lamont

GRANTOR:

ChatChing, Inc.

____
Steven L. Pfirman, President